SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2003

Ostex International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25250	91-1450247
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2203 Airport Way South, Suite 400, Seattle, WA		98134
(Address of principal executive offices)		(Zip Code)

(206) 292-8082
(Registrant’s telephone number, including area code)

Item 5.           Other Events

On June 20, 2003, Ostex International, Inc. (“Ostex”) issued a press release announcing its shareholders voted to approve the agreement and plan of merger between Ostex and Inverness Medical Innovations, Inc.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1 Press Release of Ostex International, Inc., dated June 20, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ostex International, Inc.

Dated: June 23, 2003	By	/s/ Thomas A. Bologna
Thomas A. Bologna
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Ostex International, Inc., dated June 20, 2003